                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 18, 1996

                               MCN CORPORATION
            (Exact name of registrant as specified in its charter)

       MICHIGAN                      1-10070               38-2820658
State of Incorporation          (Commission File        (I.R.S. Employer
                                      Number)          Identification No.)

 500 GRISWOLD STREET, DETROIT, MICHIGAN                        48226
(Address of principal executive offices)                     (Zip Code)


             Registrant's telephone number, including area code:
                                (313) 256-5500

ITEM 5. OTHER EVENTS

On April 18, 1996 MCN Corporation issued the following press release;


             MCN CORPORATION REPORTS RECORD FIRST QUARTER EARNINGS

Detroit, April 18, 1996 - MCN Corporation today reported earnings of $80.1 million for the first quarter of 1996, an increase of $18.5 million from $61.6 million in the first quarter of 1995. Earnings per share for the first quarter were a record $1.20 and up 17.6% compared to $1.02 in the first quarter of last year. Earnings per share also reflect approximately 10% more shares outstanding in the current quarter.

Alfred R. Glancy III, MCN Chairman, President and Chief Executive Officer said, "MCN's growth continued in the first quarter of 1996 with higher earnings achieved in all of our major business units. Our strategy to expand in various segments of the natural gas industry continues to result in outstanding performance. With a strong first quarter behind us, we anticipate yet another record setting year in 1996."

MCN earned $115.2 million or $1.74 per share in the twelve months ended March 31, 1996 compared to $70.2 million or $1.18 per share earned in the comparable 1995 period.

GAS DISTRIBUTION

The Gas Distribution group earned $71.3 million during the first quarter of 1996, up $14.1 million from the first quarter of 1995. The increase in earnings reflects higher gas sales from colder weather and increased transportation deliveries. This business group contributed earnings per share of $1.07 for the first quarter of 1996 compared to $.95 for the first quarter of 1995.

                                     -more-

Page 2 - MCN First Quarter Earnings


Colder weather in the first quarter of 1996, compared to warm weather during the first quarter of 1995, resulted in a $9.7 million or $.15 per share improvement in earnings. For the quarter, gas sales volume increased 13.1 billion cubic feet (Bcf) to 103.6 Bcf, while end user and intermediate transportation volumes increased 9% and 31%, respectively.

DIVERSIFIED ENERGY

The Diversified Energy group doubled its earnings in the quarter, contributing earnings of $8.8 million or $.13 per share compared to $4.4 million or $.07 per share in the first quarter of 1995. The increase was due primarily to higher gas production from the company's exploration and production arm and more gas sales with higher margins from gas marketing and cogeneration operations. Income from recent acquisitions of gas gathering pipelines also contributed to the increased earnings performance.

EXPLORATION AND PRODUCTION - Operating income increased to $6.5 million for the quarter, up from $4.1 million in the first quarter of 1995. Gas and oil production was 13.5 Bcf equivalent (Bcfe) in the quarter, an increase of 6.7 Bcfe or nearly 100% from the comparable 1995 quarter.

GAS MARKETING AND COGENERATION - Operating and joint venture income was $6.6 million, an increase of $4.4 million compared to the first quarter of 1995. Quarterly gas sales were 70.8 Bcf compared to 43.5 Bcf a year earlier, a 63% increase. The increase was driven by additional sales to the midwest and northeast United States and eastern Canada. Additionally, volumes reflect natural gas sales to a cogeneration plant in northwest Michigan, which started operations in late 1995.

                                     -more-

Page 3 - MCN First Quarter Earnings


GAS GATHERING AND PROCESSING - Operating and joint venture income increased to $2.5 million from $.1 million in the 1995 quarter, due to the acquisition of interests in two gas gathering systems in late 1995 and early 1996. These results reflect MCN's expansion of its gathering and processing investments outside of Michigan.

GAS STORAGE - Joint venture income for the quarter was $1.4 million, down $.3 million from the first quarter of 1995.

DISCONTINUED OPERATIONS: GENIX - Net income for the first quarter of 1996 was $1 million, unchanged from the comparable quarter in 1995. For the twelve months ended March 31, 1996 net income from Genix was $3.6 million or $.05 per share, compared to $3.4 million or $.06 per share for the comparable period ended March 31, 1995. In April 1996, MCN announced that it is evaluating the potential sale of the Genix Group, Inc.

MCN Corporation is a $3.2 billion (assets) diversified natural gas holding company with gas markets and investments throughout North America. Its principal subsidiaries are Michigan Consolidated Gas Company (MichCon), a natural gas distribution and transmission company serving 1.2 million customers in more than 500 communities throughout Michigan, and MCN Investment Company (MCNIC). MCNIC owns subsidiaries involved in exploration and production, gas marketing, cogeneration, gas storage, gathering and processing; and The Genix Group, a computer operations management firm.


                                     ###

                        MCN CORPORATION AND SUBSIDIARIES
                            NEWS RELEASE STATISTICS
                                  (UNAUDITED)

                                                                    THREE MONTHS ENDED              TWELVE MONTHS ENDED
                                                                         MARCH 31,                       MARCH 31,
                                                                  ----------------------         -------------------------
                                                                    1996          1995             1996             1995
                                                                  --------      --------         --------         --------
                                                                           (in Thousands, Except Per Share Amounts)
OPERATING REVENUES.............................................   $793,218       $526,088       $1,762,362       $1,359,146

OPERATING EXPENSES.............................................    655,976        420,856        1,542,123        1,218,174
                                                                  --------       --------       ----------       ----------
OPERATING INCOME (LOSS)
  Gas Distribution.............................................    123,279         99,155          190,443          124,089
  Diversified Energy:
    Gas Services:
      Exploration & Production.................................      6,517          4,118           20,859           15,294
      Gas Marketing & Cogeneration.............................      6,409          2,589            9,603            3,540
      Gas Gathering & Processing...............................      1,531             31            1,876              166
    Corporate & Other..........................................       (494)          (661)          (2,542)          (2,117)
                                                                  --------       --------       ----------       ----------
    Total Diversified Energy...................................     13,963          6,077           29,796           16,883
                                                                  --------       --------       ----------       ----------
  Total Operating Income.......................................    137,242        105,232          220,239          140,972
                                                                  --------       --------       ----------       ----------
EQUITY IN EARNINGS (LOSS) OF JOINT VENTURES
  Gas Storage..................................................      1,384          1,731            5,569            6,735
  Gas Marketing & Cogeneration.................................        217           (355)            (314)          (1,184)
  Gas Gathering & Processing...................................        976             87            1,517            1,327
  Other........................................................        (54)          (219)            (248)            (943)
                                                                  --------       --------       ----------       ----------
  Total........................................................      2,523          1,244            6,524            5,935
                                                                  --------       --------       ----------       ----------
OTHER INCOME AND (DEDUCTIONS)..................................    (22,682)       (17,289)         (70,368)         (59,208)
                                                                  --------       --------       ----------       ----------
INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES..........................................    117,083         89,187          156,395           87,699

INCOME TAX PROVISION...........................................     38,029         28,626           44,733           20,918
                                                                  --------       --------       ----------       ----------
INCOME FROM CONTINUING OPERATIONS..............................     79,054         60,561          111,662           66,781

DISCONTINUED OPERATIONS, NET OF TAXES (1)......................      1,013          1,029            3,571            3,455
                                                                  --------       --------       ----------       ----------
NET INCOME.....................................................   $ 80,067       $ 61,590       $  115,233       $   70,236
                                                                  ========       ========       ==========       ==========
EARNINGS PER SHARE
Continuing Operations:
  Gas Distribution.............................................   $   1.07       $    .95       $     1.35       $      .90
  Diversified Energy...........................................        .12            .05              .34              .22
                                                                  --------       --------       ----------       ----------
                                                                      1.19           1.00             1.69             1.12
Discontinued Operations (1)....................................        .01            .02              .05              .06
                                                                  --------       --------       ----------       ----------
                                                                  $   1.20       $   1.02       $     1.74       $     1.18
                                                                  ========       ========       ==========       ==========
AVERAGE COMMON SHARES OUTSTANDING..............................     66,566         60,595           66,216           59,766
                                                                  ========       ========       ==========       ==========
DIVIDENDS PAID PER SHARE.......................................   $  .2325       $  .2225       $    .9100       $    .8750
                                                                  ========       ========       ==========       ==========

                        MCN CORPORATION AND SUBSIDIARIES
                            NEWS RELEASE STATISTICS
                                  (UNAUDITED)




                                                      THREE MONTHS ENDED                    TWELVE MONTHS ENDED
                                                           MARCH 31,                              MARCH 31,
                                                  ---------------------------           -----------------------------
                                                    1996               1995               1996                 1995
                                                  --------           --------           --------             --------
GAS MARKETS (MMcf)
  Gas Distribution:
    Gas Sales..................................    103,571             90,452            222,935              188,896
    End User Transportation....................     47,461             43,645            149,577              138,732
    Intermediate Transportation................    148,028            112,570            409,886              323,123
                                                  --------           --------           --------             --------
    Total......................................    299,060            246,667            782,398              650,751
                                                  --------           --------           --------             --------
  Diversified Energy:
    Gas Sales:
      Gas Marketing & Cogeneration.............     70,795             43,486            197,977              147,318
      Exploration & Production (2).............      8,712              3,256             21,649               10,696
    Transportation.............................     16,171                548             16,714                  771
                                                  --------           --------           --------             --------
    Total......................................     95,678             47,290            236,340              158,785
                                                  --------           --------           --------             --------
  Less Intercompany Transactions...............     17,615              4,051             29,686               11,195
                                                  --------           --------           --------             --------
  Total........................................    377,123            289,906            989,052              798,341
                                                  ========           ========           ========             ========

GAS PRODUCTION - DIVERSIFIED ENERGY (MMcf).....     12,477              6,397             37,500               21,401
                                                  ========           ========           ========             ========
OIL PRODUCTION - DIVERSIFIED ENERGY (Mbbl).....        165                 61                492                  144
                                                  ========           ========           ========             ========

EFFECT OF WEATHER
  Degree Days..................................      3,586              3,159              7,204                6,012
  Percent Colder (Warmer) than Normal..........        5.7 %             (5.8)%              6.0 %              (11.0)%
  Increase (Decrease) from Normal in:
    Gas Markets (MMcf).........................      5,431             (5,248)            12,167              (17,359)
    Net Income (000)...........................   $  4,930           $ (4,739)          $ 11,086             $(15,772)
    Earnings Per Share.........................   $    .07           $   (.08)          $    .17             $   (.26)

MMcf - million cubic feet
Mbbl - thousand barrels

Notes:  (1) Represents operations of The Genix Group, Inc., MCN's computer operations subsidiary.
        (2) Represents gas sales made directly to third parties by MCN's exploration & production (E&P) operations. Other E&P production is sold to affiliated companies for marketing.

                                  SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             MCN CORPORATION

                                        By /s/ Sebastian Coppola
                                           ------------------------------
                                           Sebastian Coppola
                                           Vice President and Treasurer


Date: April 19, 1996